Filed pursuant to Rule 424(b)(3)
Prospectus Supplement	Registration No. 333-116630
(To Prospectus dated June 18, 2004)

1,866,666 Shares

Common Stock

November 30, 2005

The Selling Shareholders identified in this prospectus supplement are selling an aggregate of 1,866,666 shares of the Company's Common Stock in this offering. The Company will not receive any proceeds from the sale of shares by the Selling Shareholders.

The shares are quoted on the Nasdaq Capital Market under the symbol "TXCO." On November 29, 2005, the last sale price of the shares as reported on the Nasdaq Capital Market was $6.41 per share.

Investing in the Company's Common Stock involves risks that are described in the "Risk Factors" section beginning on page 4 of the attached prospectus.

The underwriter has agreed to purchase the shares of Common Stock offered hereby from the Selling Shareholders at a purchase price of $6.06 per share. The proceeds to the Selling Shareholders from the sale will be $11,311,996.

The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter is offering the shares of Common Stock as set forth in "Underwriting." The shares will be ready for delivery on or about December 7, 2005.

Harris Nesbitt

TABLE OF CONTENTS

Prospectus Supplement

FORWARD-LOOKING STATEMENTS	S-iii

PROSPECTUS SUPPLEMENT SUMMARY	S-1

USE OF PROCEEDS	S-2

SELLING SHAREHOLDERS	S-2

UNDERWRITING	S-3

LEGAL MATTERS	S-5

Prospectus

PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	3

THE COMPANY'S BUSINESS	4

RISK FACTORS	4

FORWARD-LOOKING STATEMENTS	12

USE OF PROCEEDS	12

SELLING SHAREHOLDERS	12

PLAN OF DISTRIBUTION	15

LEGAL MATTERS	16

EXPERTS	17

                    You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The Company has not, and the underwriter has not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information the Company previously filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference, is only accurate as of the date on the front cover of this prospectus supplement or accompanying prospectus, as applicable. The Company's business, financial condition, results of operations and prospects may have changed since that date.

                    This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to the Company and the Selling Shareholders. The second part, the accompanying prospectus, gives more general information relating to the Company and this Common

S-i

Stock offering. Generally, when the Company refers to the prospectus, it is referring to both parts combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the prospectus together with the additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus.

                    This prospectus supplement relates to the offering by the Selling Shareholders referenced on page S-2 only. The offering by other selling shareholders is not affected by this prospectus statement, nor is the Plan of Distribution included in the accompanying prospectus amended for such other selling shareholders.

S-ii
FORWARD-LOOKING STATEMENTS

                    This prospectus supplement and the documents incorporated by reference in the prospectus and the Registration Statement for this offering include "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in and incorporated by reference in the Registration Statement for this offering are forward-looking statements. These forward-looking statements include, without limitation, statements regarding the additional capital to fund cash requirements for future operations, and regarding the uncertainties involved in the Company's estimates of the sufficiency of its existing capital resources and quantities of proved oil and natural gas reserves and projections of future rates, production and timing of development expenditures. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot give any assurances that such expectation reflected in these forward-looking statements will prove to have been correct.

                    When used in and incorporated by reference into the Registration Statement for this offering, the words, "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including without limitation, those discussed under this section of the prospectus. More information about potential risk factors that could affect the Company's operating and financial results is included in the Company's annual report on Form 10-K for the year ended December 31, 2004. This report and all previously and subsequently filed documents of the Company are on file at the Commission and can also be viewed at the Company's website at www.txco.com. Copies are available without charge upon request from the Company.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

                    The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the Company's Common Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the sections entitled "Risk Factors" beginning on page 4 of the accompanying prospectus and the section entitled "Where You Can Find More Information" on page 3 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. All references to "the Company" and "TXCO" in this prospectus supplement means The Exploration Company of Delaware, Inc. and all entities owned or controlled by it except where it is made clear that the term means only the parent company. The term "you" refers to a prospective investor.

The Company

                    The Company is an independent oil and gas company engaged in the origination, exploration, development, acquisition and operation of oil and gas properties onshore, primarily in the Maverick Basin of South Texas. The Company and its predecessors have been active in this business since 1979. The Company's business strategy is to increase production, cash flow and reserves through origination, exploration, development and acquisition of oil and gas properties.

The Offering

Common Stock offered by the Selling Shareholders	1,866,666

Shares outstanding after the offering	28,872,563

Use of Proceeds	The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

Risk Factors

See "Risk Factors" and other information included the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of the Company's Common Stock.

Nasdaq Capital Market symbol	TXCO

S-1

USE OF PROCEEDS

The Selling Shareholders are selling all 1,866,666 shares to be sold in this offering. The Company will not receive any proceeds from the sale of shares of its Common Stock in this offering.

SELLING SHAREHOLDERS

          All 1,866,666 shares of Common Stock offered in this prospectus supplement are being offered for sale by the Selling Shareholders. The following table sets forth the identities of each of the Selling Shareholders, the number of shares of the Company's Common Stock owned by each of the Selling Shareholders as of the date of this prospectus supplement and the maximum numbers of shares of Common Stock which may be offered pursuant to this prospectus supplement for the account of each of the Selling Shareholders or their transferees from time to time, assuming that each Selling Shareholder will sell all shares of Common Stock offered pursuant to this prospectus supplement, but not other shares of the Company's Common Stock owned by such Selling Shareholder, if any:

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After the Offering
Name and Address of Beneficial Owner	Total	Percentage of Class		Total	Percentage of Class
Kayne Anderson Energy Fund II, L.P.(1)	1,417,546	4.91%	1,417,546	-	-
Kayne Anderson Energy Fund II (QP), L.P.(1)	449,120	1.56%	449,120	-	-

(1) The business address of Kayne Anderson Energy Fund II, L.P. and Kayne Anderson Energy Fund II (QP), L.P. is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

          On August 1, 2003, the Company entered into a subscription agreement with the Selling Shareholders and Gryphon Master Fund, L.P., a Bermuda limited partnership, pursuant to which the Selling Shareholder acquired the shares being offering by this prospectus supplement. Pursuant to the subscription agreement, Charles W. Yates III, a designee of the Selling Shareholders, was appointed to the Company's board of directors. Mr. Yates served as a director of the Company until his resignation on September 30, 2005. The Selling Shareholders do not currently have a designee on the Company's board of directors.

          On August 21, 2003, the Company entered into a rights agreement with the Selling Shareholders and Gryphon Master Fund, L.P. The rights agreement obligates the Company to use, among other things, its best efforts to effect the registration and sale of the securities covered by the rights agreement.

          Pursuant to the rights agreement, the Company agreed to indemnify, to the fullest extent permitted by law, the Selling Shareholders and each underwriter from and against any loss, claim, damage, expense or other liability arising from, among other things, material misstatements or omissions in the Registration Statement, prospectus or preliminary prospectus, or any violation by the Company of the Securities Act, the Exchange Act or any other federal, state or common law. Also pursuant to the rights agreement, the Selling Shareholders have agreed to indemnify the Company to the same extent to which the Company indemnified the Selling Shareholders, but only with respect to any information furnished in writing by the Selling Shareholders expressly for use in any Registration Statement, prospectus or preliminary prospectus. The amount of indemnification for which the Selling Shareholders may be obligated is limited to the amount of the net proceeds received by the Selling Shareholders in the offering, unless the liability is directly caused by the Selling Shareholder's willful or intentional misconduct.

          Pursuant to the rights agreement, the Company agreed to pay certain costs and expenses, including, among other things, SEC, stock exchange, NASD and other registration and filing fees, legal and accounting fees and printing expenses incurred by the Company in connection therewith. The Company is not obligated to pay underwriting discounts and commissions with respect to the sale of the shares of Common Stock by the Selling Shareholders.

S-2

UNDERWRITING

          Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, Harris Nesbitt Corp., as underwriter, has agreed to purchase, and the Selling Shareholders have agreed to sell to the underwriter 1,866,666 shares of Common Stock.

          Pursuant to the underwriting agreement, the Company has agreed to indemnify, to the fullest extent permitted by law, the Selling Shareholders and the underwriter from and against any loss, claim, damage, expense or other liability arising from, among other things, material misstatements or omissions in the Registration Statement, prospectus or preliminary prospectus, or any violation by the Company of the Securities Act, the Exchange Act or any other federal, state or common law. Also pursuant to the underwriting agreement, the Selling Shareholders have agreed to indemnify the underwriter with respect to any losses, liabilities, claims, damages and expenses arising from, among other things, material misstatements or omissions in the Registration Statement, the prospectus or any preliminary prospectus based on any information furnished in writing by the Selling Shareholders expressly for use in the Registration Statement, the prospectus or any preliminary prospectus. The amount of indemnification for which the Selling Shareholders may be obligated is limited to the amount of the net proceeds received by the Selling Shareholders in the offering.

          The underwriter is offering the shares of Common Stock subject to its acceptance of the shares from the Selling Shareholders. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Common Stock offered by this prospectus supplement are subject to satisfaction of certain conditions, including, without limitation, approval of certain legal matters by counsel to the Company and counsel to the Selling Shareholders.

          The distribution of the 1,866,666 Common Stock by the underwriter may be effected from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of any of the shares of Common Stock hereby, the underwriter may be deemed to have received compensation from the Selling Shareholders equal to the difference between the amount received by the underwriter upon the sale of the Company's Common Stock and the price at which the underwriter purchased the Common Stock from the Selling Shareholders. In addition, if the underwriter sells Common Stock to or through certain dealers, such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and/or any purchasers of Common Stock for whom they may act as agent. The underwriter may also receive compensation from the purchasers of Common Stock for whom it may act as agent.

The registration expenses of the offering are estimated at $15,000 and are payable by the Company in accordance with the underwriting agreement and the rights agreement.

          The underwriter has purchased the shares from the Selling Shareholders at $6.06, which represents a discount of $0.35 per share based on the last sale price of the shares as reported on the Nasdaq Capital Market of $6.41 per share as of November 29, 2005.

No Sales of Similar Securities:

The Selling Shareholders have agreed not to sell or transfer, with exceptions, any Common Stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Harris Nesbitt Corp. Specifically, the Selling Shareholders have agreed not to directly or indirectly:

- offer, pledge, announce the intention to sell, sell or contract to sell any Common Stock;

- sell any option or contract to purchase any Common Stock;

- purchase any option or contract to sell any Common Stock;

S-3
- grant any option, right or warrant to purchase any Common Stock;

- otherwise transfer or dispose of, directly or indirectly, any Common Stock;

-          enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

- make any demand for or exercise any right with respect to the registration of any Common Stock.

          This lockup provision applies to Common Stock and to securities convertible into or exercisable for or exchangeable for Common Stock. The restrictions described above do not apply to the sale of Common Stock by the Selling Shareholders to the underwriter under the purchase agreement.

Quotation on the Nasdaq Capital Market

The shares are quoted on the Nasdaq Capital Market under the symbol "TXCO."

Price Stabilization and Short Positions

          Until the distribution of the shares is completed, Commission rules may limit the ability of the underwriter to bid for and purchase the Company's Common Stock. However, the underwriter may engage in transactions that stabilize the price of the Company's Common Stock, such as bids or purchases to peg, fix or maintain that price.

          The underwriter may purchase and sell the Company's Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover the positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Company's Common Stock made by the underwriter in the open market prior to the completion of the offering.

          Similar to other purchase transactions, the underwriter's purchases to cover syndicate short positions may have the effect of raising or maintaining the market price of the Company's Common Stock or preventing or retarding a decline in the market price of the Company's Common Stock. As a result, the price of the Company's Common Stock may be higher than the price that would otherwise exist in the open market.

          Neither the Company nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Company's Common Stock. In addition, neither the Company nor the underwriter makes any representation that the underwriter will engage in these transactions or that such transactions, once commenced, will not be discontinued without notice.

Passive Market Making

          In connection with this offering, the underwriter may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Harris Nesbitt Corp.

S-4

          Other than the prospectus in electronic format, the information on Harris Nesbitt Corp.'s Web site and any information contained in any other Web site maintained by Harris Nesbitt Corp. is not part of this prospectus supplement, the prospectus or the Registration Statement of which the prospectus forms a part, has not been approved and/or endorsed by the Company or Harris Nesbitt Corp. in its capacity as underwriter and should not be relied upon by investors.

NASD Regulations

          The maximum underwriting compensation to be received by any member of the National Association of Securities Dealers, Inc., participating in the distribution of an offering will not exceed eight percent (8%) of the gross proceeds of the offering.

LEGAL MATTERS

          Certain legal matters relating to the validity of the Company's Common Stock offered by this prospectus supplement will be passed upon for the Company by Barton, Schneider, Russell & East, L.L.P., San Antonio, Texas. The underwriter is represented by Andrews Kurth LLP, Dallas, Texas.

S-5

PROSPECTUS

THE EXPLORATION COMPANY OF DELAWARE, INC.

500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232
(210) 496-5300

9,229,347 SHARES

COMMON STOCK

            This prospectus covers the offer and sale of up to 9,229,347 shares of the Common Stock of The Exploration Company of Delaware, Inc. (the "Company"), from time to time by the Selling Shareholders (herein so called) identified in the section of this prospectus entitled "Selling Shareholders." Such shares are comprised of 7,949,347 shares of the Company's issued and outstanding Common Stock currently held by the Selling Shareholders and 1,280,000 shares of the Company's Common Stock issuable upon exercise of outstanding warrants held by certain of the Selling Shareholders.

            The prices at which the Selling Shareholders may sell such shares will be determined by the prevailing market price of shares of the Company's Common Stock or in negotiated transactions. The Company is not offering any shares of its Common Stock for sale under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders under this prospectus. However, the Company will receive the exercise price of the warrants, if and to the extent that they are exercised for cash.

            The Company's Common Stock is listed on the NASDAQ Stock Market (Small-Cap) under the symbol TXCO. On June 14, 2004, the closing price of the Common Stock on the NASDAQ Stock Market (Small-Cap) was $3.94 per share.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE "RISK FACTORS" SET FORTH BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

            The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2004.

1

[Inside Front Cover]

TABLE OF CONTENTS

Where You Can Find More Information	3

The Company's Business	4

Risk Factors	4

Forward-Looking Statements	12

Use of Proceeds	12

Selling Shareholders	13

Plan of Distribution	15

Legal Matters	17

Experts	17

2

WHERE YOU CAN FIND MORE INFORMATION

            The Company has filed with the Commission a registration statement on Form S-3 (Reg. No. 333-116630) with respect to this offering. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement, including its exhibits and schedules. For further information about the Company, you should refer to the registration statement, including without limitation, its exhibits and schedules. The registration statement is on file at the offices of the Commission and may be inspected without charge.

            The Commission allows the Company to include some of the information required to be in the registration statement by incorporating that information by reference to documents which the Company has previously filed and will later file with the Commission, meaning that the Company may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that the Company files later with the Commission will automatically update and supersede this information. Without limitation, the Company incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), until all of the securities offered in this prospectus are sold:

- Annual Report on Form 10-K, for the year ended December 31, 2003.

- Proxy Statement dated April 23, 2004.

- Quarterly Report on Form 10-Q, for the quarter ended March 31, 2004.

- Current Report on Form 8-K dated May 14, 2004.

-  The description of the Company's Common Stock set forth in Item 2, "Description of Registrant's Securities to be Registered," in the Company's Registration Statement filed on Form 8-A, dated February 1, 1980.

            You may request copies of these filings, which will be provided to you at no cost, by communicating your request either orally or in writing to the Company, attention Roberto R. Thomae, Vice President-Capital Markets and Corporate Secretary, 500 N. Loop 1604 East, Suite 250, San Antonio, Texas 78232, telephone (210) 496-5300, facsimile (210) 496-3232, e-mail bthomae@txco.com.

            The Company is subject to the reporting requirements of the Exchange Act, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

3

THE COMPANY'S BUSINESS

            The Company is an independent oil and gas company engaged in the origination, exploration, development, acquisition and operation of oil and gas properties onshore, primarily in the Maverick Basin of South Texas. The Company and its predecessors have been active in this business since 1979. The Company's business strategy is to increase production, cash flow and reserves through origination, exploration, development and acquisition of oil and gas properties.

RISK FACTORS

Purchase of the Company's Common Stock involves a high degree of risk. You should carefully consider the following factors before purchasing.

Risks Related to the Company's Business

The Company's future success depends upon its ability to find, develop and acquire additional oil and gas reserves that are economically recoverable.

            The rate of production from oil and natural gas properties declines as reserves are depleted. As a result, the Company must locate and develop or acquire new oil and gas reserves to replace those being depleted by production. The Company must do this even during periods of low oil and gas prices when it is difficult to raise the capital necessary to finance activities. Without successful exploration or acquisition activities, the Company's reserves and revenues will decline. The Company may not be able to find and develop or acquire additional reserves at an acceptable cost or have necessary financing for these activities.

Oil and gas drilling is a high-risk activity.

            The Company's future success will depend on the success of its drilling programs. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, the Company often is uncertain as to the future cost or timing of drilling, completing and producing wells. Furthermore, the Company's drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including, but not limited to, the following:

- unexpected drilling conditions;

- pressure or irregularities in formations;

- equipment failures or accidents;

- adverse weather conditions;

- inability to comply with governmental requirements; and

- shortages or delays in the availability of drilling rigs and the delivery of equipment.

4
If the Company experiences any of these problems, its ability to conduct operations could be adversely affected.

Oil and gas prices are volatile and a substantial and extended decline in the price of oil and gas would have a material adverse effect on the Company.

            The Company's revenues, profitability and future growth and the carrying value of its oil and gas properties depend to a large degree on prevailing oil and gas prices. The Company's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms also substantially depends upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, uncertainties within the market and a variety of other factors beyond the Company's control. These factors include, but are not limited to, the following:

- weather conditions in the United States;

- the condition of the United States economy;

- the action of the Organization of Petroleum Exporting Countries;

- governmental regulation;

- political stability in the Middle East and elsewhere;

- the foreign supply of oil and gas;

- the price of foreign imports; and

- the availability of alternate fuel sources.

Any substantial and extended decline in oil or gas prices would have an adverse effect on the carrying value of the Company's proved reserves, borrowing capacity, revenues, profitability and cash flows from operations.

Factors beyond the Company's control affect its ability to market oil and gas.

The Company's ability to market oil and gas from its wells depends upon numerous factors beyond the Company's control. These factors include, but are not limited to, the following:

- the level of domestic production and imports of oil and gas;

- the proximity of gas production to gas pipelines;

- the availability of pipeline capacity;

- the demand for oil and gas by utilities and other end users;

- the availability of alternate fuel sources;

- the effect of inclement weather;

5

- state and federal regulation of oil and gas marketing; and

- federal regulation of gas sold or transported in interstate commerce.

If these factors were to change dramatically, the Company's ability to market oil and gas or obtain favorable prices for its oil and gas could be adversely affected.

The marketability of the Company's production may be dependent upon transportation facilities over which the Company has no control.

            The marketability of the Company's production depends in part upon the availability, proximity, and capacity of pipelines, natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities could harm the Company's business. The Company delivers some of its oil and natural gas through gathering systems and pipelines that it does not own. These facilities may not be available to the Company in the future.

The Company faces strong competition from other energy companies that may negatively affect the Company's ability to carry on operations.

            The Company operates in the highly competitive areas of oil and gas exploration, development and production. Factors which affect the Company's ability to successfully compete in the marketplace include, but are not limited to, the following:

- the availability of funds and information relating to a property;

- the standards established by us for the minimum projected return on investment;

- the availability of alternate fuel sources; and

- the intermediate transportation of gas.

The Company's competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local gas gatherers, many of which possess greater financial and other resources than the Company does.

Operating hazards may adversely affect the Company's ability to conduct business.

The Company's operations are subject to risks inherent in the oil and gas industry, including, but not limited to, the following:

- blowouts;

- cratering;

- explosions;

- uncontrollable flows of oil, gas or well fluids;

- fires;

6

- pollution; and

- other environmental risks.

These risks could result in substantial losses to the Company from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Governmental regulations may impose liability for pollution damage or result in the interruption or termination of operations.

There are risks in acquiring producing properties.

            The Company constantly evaluates opportunities to acquire oil and natural gas properties and frequently engages in bidding and negotiating for these acquisitions. If successful in this process, the Company may alter or increase its capitalization through the issuance of additional debt or equity securities, the sale of production payments or other measures. Any change in capitalization affects the Company's risk profile.

            A change in capitalization, however, is not the only way acquisitions affect the Company's risk profile. Acquisitions may alter the nature of the Company's business. This could occur when the character of acquired properties is substantially different from the Company's existing properties in terms of operating or geologic characteristics.

The Company may not be able to replace its reserves or generate cash flows if it is unable to raise capital.

            The Company makes, and will continue to make, substantial capital expenditures for the exploration, acquisition and production of oil and gas reserves. Historically, the Company has financed these expenditures primarily with cash generated by operations and proceeds from bank borrowings and equity financings. If the Company's revenues or borrowing base decreases as a result of lower oil and gas prices, operating difficulties or declines in reserves, the Company may have limited ability to expend the capital necessary to undertake or complete future drilling programs. Additional debt or equity financing or cash generated by operations may not be available to meet these requirements.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

            The Company's operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Without limiting the generality of the foregoing, these laws and regulations may:

- require the acquisition of a permit before drilling commences;

- restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;

- limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

7
- require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

- impose substantial liabilities for pollution resulting from the Company's operations.

            The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulation could have a significant impact on the Company's operating costs, as well as on the oil and gas industry in general.

            The Company's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. The Company could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on the Company's financial condition and results of operations. The Company maintains insurance coverage for its operations, but it does not believe that insurance coverage for environmental damages that occur over time or complete coverage for sudden and accidental environmental damages is available at a reasonable cost. Accordingly, the Company may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of its properties if certain environmental damages occur.

Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on the Company's financial condition and operations.

            Although the Company maintains several types of insurance to cover its operations, the Company may not be able to maintain adequate insurance in the future at rates it considers reasonable or losses may exceed the maximum limits under its insurance policies. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect the Company's financial condition and results of operations.

You should not place undue reliance on reserve information because reserve information represents estimates.

            The documents incorporated by reference in the registration statement for this offering contain estimates of the Company's oil and gas reserves, and the future net cash flows attributable to those reserves, prepared by independent petroleum engineers. There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond the Company's control and the control of engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of many factors, including, but not limited to, the following:

- the available data;

- assumptions regarding future oil and gas prices;

- expenditures for future development and exploitation activities; and

- engineering and geological interpretation and judgment.

8

Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the estimates. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. In the reserve calculations, oil was converted to gas equivalent at the ratio of six Mcf of gas to one Bbl of oil. While this ratio approximates the energy equivalency of gas to oil on Btu basis, it may not represent the relative prices received by the Company from the sale of the Company's oil and gas production.

            The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in the Company's documents were prepared by independent petroleum engineers in accordance with the rules of the Commission, and are not intended to represent the fair market value of such reserves.

The inability to control other associated entities could adversely affect the Company's business.

            The Company's success depends in part upon operations on certain properties in which the Company may have an interest along with other business entities. Because the Company has no control over such entities, it is unable to direct their operations, nor ensure that their operations on the Company's behalf will be completed in a timely and efficient manner. Any delays in such business entities' operations could adversely affect the Company's operations.

Loss of executive officers or other key employees could adversely affect the Company's business.

            The Company's success is dependent upon the continued services and skills of its current executive management. The loss of services of any of these key personnel could have a negative impact on the Company's business because of such personnel's skills and industry experience and the difficulty of promptly finding qualified replacement personnel.

The Company's use of hedging arrangements could result in financial losses or reduce the Company's income.

            While the Company does not currently engage in hedging arrangements, to reduce the Company's exposure to fluctuations in the prices of oil and natural gas, the Company may be required, in the future, to enter into hedging arrangements for a portion of the Company's oil and natural gas production. These hedging arrangements could expose the Company to risk of financial loss in some circumstances, including, without limitation, when:

- production is less than expected;

- the counter-party to the hedging contract defaults on its contract obligations; or

- there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices received.

In addition, these hedging arrangements may limit the benefit the Company would otherwise receive from increases in prices for oil and natural gas.

9

Acquisition of entire businesses may be a component of the Company's growth strategy; the Company's failure to complete future acquisitions successfully could reduce the Company's earnings and slow the Company's growth.

            While the Company's business strategy does not currently contemplate the acquisition of entire businesses, it is possible that the Company might acquire entire businesses in the future. Potential risks involved in the acquisition of such businesses include the inability to continue to identify business entities for acquisition or the inability to make acquisitions on terms that the Company considers economically acceptable. Furthermore, there is intense competition for acquisition opportunities in the Company's industry. Competition for acquisitions may increase the cost of, or cause the Company to refrain from, completing acquisitions. The Company's strategy of completing acquisitions would be dependent upon, among other things, the Company's ability to obtain debt and equity financing and, in some cases, regulatory approvals. The Company's ability to pursue the Company's growth strategy may be hindered if the Company is not able to obtain financing or regulatory approvals. The Company's ability to grow through acquisitions and manage growth would require the Company to continue to invest in operational, financial and management information systems and to attract, retain, motivate and effectively manage the Company's employees. The inability to effectively manage the integration of acquisitions could reduce the Company's focus on subsequent acquisitions and current operations, which, in turn, could negatively impact the Company's earnings and growth. The Company's financial position and results of operations may fluctuate significantly from period to period, based on whether or not significant acquisitions are completed in particular periods.

Risks Related to The Company's Common Stock

The Company may need additional capital.

            The Company's board of directors may determine in the future that the Company needs to obtain additional capital through the issuance of additional shares of preferred stock, common stock or other securities. The Company cannot assure you that any such shares will be issued at prices or on terms inferior or equal to the terms offered in this prospectus. In addition, any such issuance will dilute the ownership interests of the purchasers of the Common Stock offered in this prospectus.

The Company may issue additional shares of preferred stock with greater rights than the Company's Common Stock.

            Although there are no current plans, arrangements, understandings or agreements to issue any additional preferred stock, the Company's certificate of incorporation authorizes the Company's board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from you. Any additional preferred stock that is issued may rank ahead of the Company's Common Stock in terms of dividends priority and liquidation premiums and may have greater voting rights than the Company's Common Stock.

The Company may issue additional shares of Common Stock.

            Pursuant to the Company's certificate of incorporation, the Company's board of directors has the authority to issue additional series of Common Stock and to determine the rights and restrictions of shares of those series without the approval of the Company's stockholders. The rights of the holders of the Common Stock offered in this prospectus may be junior to the rights of Common Stock that may be issued in the future.

10

There may be future dilution of the Company's Common Stock.

            To the extent options to purchase Common Stock under employee and director stock option plans are exercised, holders of the Company's Common Stock will be diluted. If available funds and cash generated from the Company's operations are insufficient to satisfy the Company's needs, the Company may be compelled to sell additional equity or convertible debt securities. The sale of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders.

The Company's management controls a significant percentage of the Company's outstanding Common Stock and their interests may conflict with those of the Company's stockholders.

            The Company's directors and executive officers and their affiliates beneficially own a substantial percentage of the Company's outstanding Common Stock. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company, or otherwise discouraging a potential acquirer from attempting to obtain control of the Company. This could have a material adverse effect on the market price of the Common Stock or prevent the Company's stockholders from realizing a premium over the then prevailing market prices for their shares of Common Stock.

Sales of substantial amounts of the Company's Common Stock may adversely affect the Company's stock price and make future offerings to raise more capital difficult.

            Sales of a large number of shares of the Company's Common Stock in the market after this offering or the perception that sales may occur could adversely affect the trading price of the Company's Common Stock. The Company may issue restricted securities or register additional shares of Common Stock in the future for its use in connection with future acquisitions. Except for volume limitations and certain other regulatory requirements applicable to affiliates, such shares may be freely tradable unless the Company contractually restricts their resale.

The availability for sale, or sale, of the shares of Common Stock eligible for future sale could adversely affect the market price of the Company's Common Stock.

Provisions in the Company's corporate documents and Delaware law could delay or prevent a change in control of the Company, even if that change would be beneficial to the Company's stockholders.

            Certain provisions of the Company's certificate of incorporation and bylaws, as amended, may delay, discourage, prevent or render more difficult an attempt to obtain control of the Company, whether through a tender offer, business combination, proxy contest or otherwise.

The Company does not expect to pay dividends on its Common Stock.

The Company does not expect to pay any cash dividends with respect to its Common Stock in the foreseeable future. The Company intends to retain any earnings for use in its business.

11

FORWARD-LOOKING STATEMENTS

            This prospectus and the documents incorporated by reference in the registration statement for this offering include "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in and incorporated by reference in the registration statement for this offering are forward-looking statements. These forward-looking statements include, without limitation, statements regarding the additional capital to fund cash requirements for future operations, and regarding the uncertainties involved in the Company's estimates of the sufficiency of its existing capital resources and quantities of proved oil and natural gas reserves and projections of future rates, production and timing of development expenditures. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot give any assurances that such expectation reflected in these forward-looking statements will prove to have been correct.

            When used in and incorporated by reference into the registration statement for this offering, the words, "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including without limitation, those discussed under this section of the prospectus. More information about potential risk factors that could affect the Company's operating and financial results is included in the Company's annual report on Form 10-K for the year ended December 31, 2003. This report and all previously and subsequently filed documents of the Company are on file at the Commission and can also be viewed at the Company's website at www.txco.com. Copies are available without charge upon request from the Company.

USE OF PROCEEDS

            All net proceeds from the sale of the shares of Common Stock offered by this prospectus will be payable to the Selling Shareholders. The Company will not receive any proceeds from the sale of the shares of Common Stock offered by this prospectus. However, the Company will receive the exercise price of the warrants, if and to the extent that they are exercised for cash by the Selling Shareholders holding such warrants. In the event that all of such warrants are fully exercised for cash, the Company will receive gross proceeds of $5,440,000, which will be used by the Company for working capital.

SELLING SHAREHOLDERS

            All of the 9,229,347 shares of Common Stock offered in this prospectus are being offered for sale by the Selling Shareholders. The following table sets forth the identities of each of the Selling Shareholders, the number of shares of the Company's Common Stock and warrants to purchase shares of Common Stock owned by each of the Selling Shareholders as of the date of this prospectus and the maximum numbers of shares of Common Stock which may be offered pursuant to this prospectus for the account of each of the Selling Shareholders or their transferees from time to time, assuming (i) the exercise of all warrants owned by a Selling Shareholder for the maximum number of shares of Common Stock exercisable therefor; and (ii) that each Selling Shareholder will sell all shares of Common Stock offered pursuant to this prospectus, but not other shares of the Company's Common Stock owned by such Selling Shareholder:

12

Name (1)	Shares of Common Stock Owned Prior to Offering	Warrants Owned Prior to Offering	Maximum Shares of Common Stock to be Sold in this Offering

Crestview Capital Master, LLC	1,333,334	400,000	1,733,334

Richard P. Kiphart	133,333	40,000	173,333

Bruce E. Lazier	13,333	4,000	17,333

BBT Fund, L.P.	533,333	160,000	693,333

Concentrated Alpha Partners, L.P.	133,333	40,000	173,333

Frost National Bank,
FBO BFS US Special
Opportunities Trust PLC,
Trust No. W00118000	391,667	80,000	266,667

Frost National Bank,
FBO Renaissance US
Growth Investment Trust PLC,
Trust No. W00740100	266,667	80,000	266,667

Topaz Partners	266,667	80,000	346,667

SF Capital Partners Ltd.	200,000	60,000	260,000

RHP Master Fund, Ltd.	200,000	60,000	260,000

Big Cat Energy Partners, L.P.	350,000	45,000	195,000

Omicron Master Trust	133,333	40,000	173,333

Castle Creek Technology
Partners, LLC	100,000	30,000	130,000

Ironman Energy Capital, L.P.	133,334	40,000	173,334

Smithfield Fiduciary LLC	100,000	30,000	130,000

United Capital Management, Inc.	50,000	15,000	65,000

Treeline Investment Partners, L.P.	53,334	16,000	69,334

Frey Living Trust
dated March 20, 1996	11,000	3,300	14,300

Bruce E. O'Brien Living Trust
dated December 12, 1991	14,000	2,100	9,100

HEM Properties	29,000	8,100	35,100

13

B & E Apartments, LP	107,000	32,100	139,100

Morteza Sajadian	7,000	2,100	9,100

Gary Brennglass	36,000	10,200	44,200

Robert & Sally Carson
Family Trust	7,000	2,100	9,100

Kayne Anderson Energy
Fund II, L.P.	1,417,546	0	1,417,546

Kayne Anderson Energy
Fund II (QP), L.P.	449,120	0	449,120

Gryphon Master Fund, L.P.	391,192	0	266,667

Bank Julius Baer & Co. Ltd.	616,533	0	557,143

DEXIA Privatbank (Schweiz) Ltd.	514,464	0	392,064

Michael Wurmser and/or
Mark Dangel	288,889	0	288,889

EXCO Resources, Inc.	123,750	0	123,750

Pedernales Energy, L.L.C.	93,750	0	93,750

Verus Energy, Inc.	93,750	0	93,750

(1)  No Selling Shareholder is the beneficial owner of five percent (5%) or more of the outstanding Common Stock of the Company, except for Kayne Anderson Energy Fund II, L.P., which beneficially owns approximately 5.13%.

            Assuming the sale of all shares of the Common Stock offered in this prospectus and no other dispositions or acquisitions of the Company's stock by the Selling Shareholders, upon completion of this offering, none of the Selling Shareholders will own any shares of the Company's stock, except the following Selling Shareholders may retain the following amounts and classes of stock: Frost National Bank FBO BFS US Special Opportunities Trust PLC, Trust No. W00118000, 125,000 shares of Common Stock; Big Cat Energy Partners, L.P., 200,000 shares of Common Stock; Bruce E. O'Brien Living Trust dated December 12, 1991, 7,000 shares of Common Stock; HEM Properties, 2,000 shares of Common Stock; Gary Brennglass, 2,000 shares of Common Stock; Kayne Anderson Energy Fund II, L.P., 14,000 shares (87.5%) of Series B Preferred Stock; Gryphon Master Fund, L.P., 124,525 shares of Common Stock and 2,000 shares (12.5%) of Series B Preferred Stock; DEXIA Privatbank (Schweiz) Ltd., 122,400 shares of Common Stock; and Bank Julius Baer & Co. Ltd., 59,390 shares of Common Stock.

            During the last three years, none of the Selling Shareholders has held any position, office or other material relationship with the Company or its predecessors or affiliates, except that Kayne Anderson Energy Fund II, L.P., and Gryphon Master Fund, L.P., as holders of Series B Preferred Stock, have the right to vote as a class to elect one member of the Company's Board of Directors, such elected member currently being Charles W. Yates, III, who is employed by an affiliate of Kayne Anderson Energy Fund II, L.P.

14
PLAN OF DISTRIBUTION

            The Selling Shareholders, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of the Common Stock offered in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

- broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

            In connection with the sale of the Common Stock offered in this prospectus or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the Common Stock offered in this prospectus short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell same. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

15

            The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that such Selling Shareholder does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock offered in this prospectus.

            The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company and certain of the Selling Shareholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

            Because Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any of the shares of Common Stock offered in this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholder has advised the Company that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale or resale of the shares of the Common Stock offered in this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale or resale of the shares of the Common Stock offered in this prospectus by the Selling Shareholders.

            The Company has agreed to keep this prospectus effective until the earlier of (i) the latest date upon which the Company is obligated to cause to be effective the Registration Statement for resale of the shares of the Common Stock offered in this prospectus by the Selling Shareholders, (ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares of the Common Stock offered in this prospectus have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders or any other person. The Company will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Certain legal matters relating to the validity of the Company's Common Stock will be passed upon by Barton, Schneider & Russell, L.L.P., San Antonio, Texas.

16

EXPERTS

            The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Akin, Doherty, Klein & Feuge, P.C., San Antonio, Texas, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

            The unaudited reserve reports incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003, prepared by Netherland Sewell & Associates, Inc., an independent petroleum engineering firm in Dallas, Texas, have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in oil and gas reserve data.

17
[BACK COVER]

            You should rely only on the information contained in this prospectus or that which has been incorporated by reference herein. The Company has not authorized anyone to provide you with any information to the contrary. This prospectus is not an offer to sell the subject securities and is not soliciting an offer to buy the subject securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover.

PROSPECTUS

THE EXPLORATION COMPANY OF DELAWARE, INC.

500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232
(210) 496-5300